UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2019

STRATA SKIN SCIENCES, INC.

(Exact Name of Registrant Specified in Charter)
Delaware	000-51481	13-3986004
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania 19044
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2019, STRATA Skin Sciences, Inc. (the “Company”) closed on a $7.275 million loan with Israel Discount Bank of New York ("IDBNY") pursuant to a one year Fixed Rate –Term Promissory Note (the "Note").  The Company's obligations under the Note are secured by an Assignment and Pledge of Time Deposit (the “Agreement”), under which the Company has pledged the proceeds of a time deposit account in the amount of the loan to IDBNY.  The Company fully repaid (including payment of termination and exit fees) its existing credit facility with Midcap Financial Trust.  For more information, see Item 1.02 of this Current Report on Form 8-K.

The Note bears interest at a rate per annum equal to the interest rate on the Time Deposit Account plus 100 basis points (1.00%).

The foregoing descriptions of the Note and the Agreement are subject to, and qualified in their entirety by such documents attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On December 30, 2019, the Company terminated its Credit and Security Agreement, dated as of December 30, 2015 (as amended, extended, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among MidCap Financial Trust, as administrative agent, and the lenders identified therein by paying off the amounts due thereunder, including the payment of required termination and exit fees, for an aggregate payment of $7.8 million.  In connection with the payoff, all lien and security interests under the Credit Agreement were released.  The foregoing termination had no impact on the warrants previously issued to MidCap Financial Trust.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On December 30, 2019, the Company entered into a $7.275 million loan pursuant to the Note. The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03

Item 8.01 Other Events

On January 6, 2020, the Company issued a press release announcing that it had fully repaid its term note with Midcap Financial Trust with a new loan facility with IDBNY and had lowered its annual interest rate by 6.14% by entering into the new facility. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No	Exhibit Description
10.1	Promissory Note Fixed Rate-Term Note Dated December 30, 2019 in favor of Israel Discount Bank of New York
10.2	Assignment and Pledge of Time Deposit, dated December 30, 2019, by Strata Skin Sciences, Inc. as Assignor, and Israel Discount Bank of New York, as Assignee.
99.1	Press Release by the Company dated January 6, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.
Date: January 6, 2020	By:	/s/ Matthew C. Hill
Matthew C. Hill Chief Financial Officer